Exhibit 99.1

Brian J. Radecki Chief Financial Officer (202) 336-6920 bradecki@costar.com	Richard Simonelli Director Investor Relations (202) 346-6394 rsimonelli@costar.com

CoStar Grows Annual Revenue 26% and Annual EBITDA 56% in 2013

WASHINGTON, DC - February 19, 2014 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and marketing services, announced today that revenue for the year ended December 31, 2013 was $440.9 million, an increase of 26% over revenue of $349.9 million for the full year of 2012. Revenue for the fourth quarter of 2013 grew to $115.6 million versus $100.1 million in the fourth quarter of 2012, which represents an increase of 15.5% year-over-year.

EBITDA for the year ended December 31, 2013 was $94.2 million which is an increase of 56% over EBITDA of $60.2 million for the full year of 2012. EBITDA in the fourth quarter of 2013 increased to $31.5 million compared to $20.5 million in the fourth quarter of 2012, which represents an increase of $11.0 million or 54% year-over-year.

“2013 was the best year ever for CoStar Group,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “We increased revenue by $91 million in 2013. We also generated the highest EBITDA in our history with over $94 million in 2013. The LoopNet acquisition continues to augment our outstanding financial performance. We have achieved $50 million in cross-selling revenue and we have also strengthened the LoopNet marketplace by drawing more unique visitors and registered users while significantly increasing revenue, making LoopNet the fastest growing part of CoStar. This strong financial performance is providing us with resources to further fuel growth and focus on new technology enhancements and new services as we add to our industry leading global platform.”

Florance added, “I am also very pleased that we achieved profitability in the United Kingdom in the fourth quarter of 2013. We invested in the U.K. several years ago by acquiring a number of companies and consolidating them. We then exported our research methodology from the U.S., developed an excellent team of researchers in Glasgow and built an unprecedented database of commercial real estate information in the U.K. At the beginning of 2013, we had a very successful launch of CoStar Suite™ and CoStarGo® which resulted in strong financial performance and has solidified CoStar as the top information and analytics provider in the U.K. I expect that we will continue to expand margins and grow the top-line in the U.K. This clearly demonstrates and confirms that the CoStar business model can be successfully implemented internationally.”

Year 2012-2013 Quarterly Results - Unaudited
(in millions, except per share data)
	2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Revenues	$68.6	$85.2	$96.0	$100.1	$104.0	$109.0	$112.3	$115.6
EBITDA	11.9	8.2	19.6	20.5	7.6	25.3	29.8	31.5
Net income (loss)	5.1	(6.7)	6.8	4.7	(2.4)	8.3	11.1	12.8
Net income (loss) per share - diluted	0.20	(0.25)	0.24	0.17	(0.09)	0.29	0.39	0.45
Weighted average outstanding shares - diluted	25.5	26.5	27.7	27.7	27.4	28.2	28.3	28.4

Adjusted EBITDA	15.3	20.4	25.6	25.1	25.7	32.6	37.7	40.8
Non-GAAP Net Income	8.2	10.5	13.1	12.6	13.0	17.2	20.2	22.2
Non-GAAP Net Income per share - diluted	0.32	0.39	0.47	0.46	0.47	0.61	0.71	0.78

Net income for the year ended December 31, 2013 was $29.7 million or $1.05 per diluted share, which represents an increase of 200% over net income of $9.9 million for the full year of 2012. Net income in the fourth quarter of 2013 was $12.8 million or $0.45 per diluted share compared to $4.7 million or $0.17 per diluted share in the fourth quarter of 2012.

Non-GAAP net income (defined below) for the year ended December 31, 2013 was $72.6 million or $2.57 per diluted share, which represents an increase of 64% over non-GAAP net income of $44.4 million for the full year of 2012. Non-GAAP net income in the fourth quarter of 2013 was $22.2 million or $0.78 per diluted share, which represents an increase of $9.6 million or 76% year-over-year.

Adjusted EBITDA (which excludes stock-based compensation and other items as defined below) for the year ended December 31, 2013 was $136.8 million, up $50.4 million or 58% from $86.4 million for the full year of 2012. Adjusted EBITDA was $40.8 million for the fourth quarter of 2013 versus $25.1 million in the fourth quarter of 2012, which is an increase of 63% year-over-year. Adjusted EBITDA margin was 35.3% for the fourth quarter of 2013 compared to 25.1% for the fourth quarter of 2012.

As of December 31, 2013, the Company had approximately $277.9 million in cash, cash equivalents, short-term and long-term investments. This represents an increase of $33.3 million from the third quarter of 2013. Short and long-term debt associated with the LoopNet acquisition totaled approximately $153.1 million as of December 31, 2013. As of December 31, 2013 cash investments exceeded debt outstanding by approximately $125 million.

2014 Outlook

“2013 was a great year bolstered by strong revenue, earnings and margin growth in both our core information services as well as our marketing and lead-generation offerings, positioning the company for strong top-line growth throughout 2014 and into the foreseeable future,” stated CoStar Group Chief Financial Officer Brian J. Radecki. For the first quarter of 2014, the Company expects revenue of approximately $116 million to $118 million, and approximately $490 million to $498 million for the full year 2014. The annual revenue and earnings outlook incorporates the previously discussed de-emphasis of certain redundant services.

For the first quarter of 2014, the Company expects non-GAAP net income per diluted share (defined below) of approximately $0.62 to $0.66. First quarter 2014 expenses include seasonally higher costs from our annual sales conference, standard annual increases in personnel expenses as well as marketing and branding initiatives to support the launch of recent product enhancements in order to drive continued revenue growth in 2014 and beyond. For the full year of 2014, the Company expects non-GAAP net income per diluted share in a range of approximately $2.92 to $3.02.

The preceding forward-looking statements reflect CoStar’s expectations as of February 19, 2014, including forward-looking non-GAAP financial measures on a consolidated basis. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of non-GAAP net income, EBITDA, adjusted EBITDA and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, and (iv) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. We assume a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

Management will conduct a conference call to discuss earnings results for the fourth quarter of 2013 and the Company’s outlook for 2014 at 11:00 a.m. EST on Thursday, February 20, 2014. The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/investors.aspx. To join the conference call by telephone, please dial (800) 288-8961 (from the United States and Canada) or (612) 332-0335 (from all other countries) and refer to conference code 318994. An audio recording of the conference call will be available approximately one hour after the live call concludes and remain available for a period of time following the call. To access the recorded call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 318994. The webcast replay will also be available in the Investors section of CoStar's web site for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012

Revenues	$115,610	$100,083	$440,943	$349,936
Cost of revenues	31,754	31,478	129,185	114,866
Gross margin	83,856	68,605	311,758	235,070

Operating expenses:
Selling and marketing	24,569	26,537	98,708	84,113
Software development	11,605	10,042	46,757	32,756
General and administrative	22,499	17,552	96,956	77,154
Purchase amortization	3,484	4,569	15,183	13,607
	62,157	58,700	257,604	207,630

Income from operations	21,699	9,905	54,154	27,440
Interest and other income	87	86	326	526
Interest and other expense	(1,694)	(1,810)	(6,943)	(4,832)
Income before income taxes	20,092	8,181	47,537	23,134
Income tax expense, net	7,293	3,467	17,803	13,219
Net income	$12,799	$4,714	$29,734	$9,915

Net income per share - basic	$0.46	$0.17	$1.07	$0.37
Net income per share - diluted	$0.45	$0.17	$1.05	$0.37

Weighted average outstanding shares - basic	27,857	27,295	27,670	26,533
Weighted average outstanding shares - diluted	28,438	27,724	28,212	26,949

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012

Net income	$12,799	$4,714	$29,734	$9,915
Income tax expense, net	7,293	3,467	17,803	13,219
Income before income taxes	20,092	8,181	47,537	23,134
Purchase amortization and other related costs	6,360	7,596	27,066	22,241
Stock-based compensation expense	9,279	3,615	41,549	12,282
Acquisition and integration related costs	—	1,007	638	13,924
Restructuring and related costs	—	—	362	—
Non-GAAP income before income taxes	35,731	20,399	117,152	71,581
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(13,578)	(7,752)	(44,518)	(27,201)
Non-GAAP net income	$22,153	$12,647	$72,634	$44,380

Net income per share - diluted	$0.45	$0.17	$1.05	$0.37
Non-GAAP net income per share - diluted	$0.78	$0.46	$2.57	$1.65

Weighted average outstanding shares - diluted	28,438	27,724	28,212	26,949

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012

Net income	$12,799	$4,714	$29,734	$9,915
Purchase amortization in cost of revenues	2,876	3,027	11,883	8,634
Purchase amortization in operating expenses	3,484	4,569	15,183	13,607
Depreciation and other amortization	3,461	2,957	12,992	10,511
Interest income	(87)	(86)	(326)	(526)
Interest expense	1,694	1,810	6,943	4,832
Income tax expense, net	7,293	3,467	17,803	13,219
EBITDA	$31,520	$20,458	$94,212	$60,192
Stock-based compensation expense	9,279	3,615	41,549	12,282
Acquisition and integration related costs	—	1,007	638	13,924
Restructuring and related costs	—	—	362	—
Adjusted EBITDA	$40,799	$25,080	$136,761	$86,398

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents and short term investments	$255,953	$156,064
Accounts receivable, net	20,761	16,392
Deferred income taxes, net	22,506	9,256
Income tax receivable	—	5,357
Prepaid and other current assets	6,597	9,560
Debt issuance costs, net	2,649	2,934
Total current assets	308,466	199,563

Long-term investments	21,990	21,662
Property and equipment, net	57,719	46,308
Goodwill	718,587	718,078
Intangible and other assets, net	144,472	170,632
Deposits and other assets	1,855	2,274
Debt issuance costs, net	3,893	6,622
Total assets	$1,256,982	$1,165,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$53,128	$51,590
Current portion of long-term debt	24,063	17,500
Deferred revenue	34,362	32,548
Total current liabilities	111,553	101,638

Long-term debt, less current portion	129,062	153,125
Deferred gain on sale of building	26,286	28,809
Deferred rent	22,828	17,305
Deferred income taxes, net	34,582	34,071
Income taxes payable	4,809	2,818
Other long-term liabilities	—	1,030

Stockholders' equity	927,862	826,343
Total liabilities and stockholders' equity	$1,256,982	$1,165,139

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Revenues
United States	$110,055	$95,199	$420,817	$330,805
International
External customers	5,555	4,884	20,126	19,131
Intersegment revenue *	62	360	339	1,514
Total international revenue	5,617	5,244	20,465	20,645
Intersegment eliminations	(62)	(360)	(339)	(1,514)
Total revenues	$115,610	$100,083	$440,943	$349,936

EBITDA
United States**	$30,739	$23,897	$97,348	$70,199
International ***	781	(3,439)	(3,136)	(10,007)
Total EBITDA	$31,520	$20,458	$94,212	$60,192

*Intersegment revenue is attributable to services performed for the Company's wholly owned subsidiary, Property and Portfolio Research, Inc ("PPR") by Property and Portfolio Research Ltd., a wholly owned subsidiary of PPR. Intersegment revenue is recorded at an amount the Company believes approximates fair value. U.S. EBITDA includes a corresponding cost for the services performed by Property and Portfolio Research Ltd. for PPR.

**U.S. EBITDA includes an allocation of approximately $200,000 and $0 for the three months ended December 31, 2013 and 2012, respectively. U.S. EBITDA includes an allocation of approximately $800,000 and $0 for the twelve months ended December 31, 2013 and 2012, respectively. This allocation represents costs incurred for International employees involved in development activities of the Company's U.S. operating segment.

***International EBITDA includes a corporate allocation of approximately $100,000 and $800,000 for the three months ended December 31, 2013 and 2012, respectively. International EBITDA includes a corporate allocation of approximately $400,000 and $5.3 million for the twelve months ended December 31, 2013 and 2012, respectively. This allocation represents costs incurred for U.S. employees involved in management and expansion activities of the Company's International operating segment.

Reconciliation of Non-GAAP Financial Measures with 2012-2013 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income (loss)	$5.1	$(6.7)	$6.8	$4.7	$(2.4)	$8.3	$11.1	$12.8
Income tax expense (benefit), net	3.7	5.6	0.4	3.5	(1.8)	5.3	7.0	7.3
Income (loss) before income taxes	8.8	(1.1)	7.2	8.2	(4.2)	13.6	18.1	20.1
Purchase amortization and other related costs	1.0	5.8	7.9	7.6	7.1	6.9	6.6	6.4
Stock-based compensation expense	2.2	2.7	3.7	3.6	17.3	7.2	7.8	9.3
Acquisition and integration related costs	1.2	9.5	2.3	1.0	0.5	0.1	—	—
Restructuring and related costs	—	—	—	—	0.3	—	0.1	—
Non-GAAP income before income taxes	13.2	16.9	21.1	20.4	21.0	27.8	32.6	35.8
Assumed rate for income tax expense, net *	38%	38%	38%	38%	38%	38%	38%	38%
Assumed provision for income tax expense, net	(5.0)	(6.4)	(8.0)	(7.8)	(8.0)	(10.6)	(12.4)	(13.6)
Non-GAAP net income	$8.2	$10.5	$13.1	$12.6	$13.0	$17.2	$20.2	$22.2

Non-GAAP net income per share - diluted	$0.32	$0.39	$0.47	$0.46	$0.47	$0.61	$0.71	$0.78

Weighted average outstanding shares - diluted**	25.5	26.9	27.7	27.7	27.9	28.2	28.3	28.4

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses, the basic weighted-average outstanding shares are used to calculate the GAAP net loss per share as including the effect of the potentially dilutive securities would have an anti-dilutive effect. For periods with Non-GAAP net income, the diluted weighted-average outstanding shares are used to calculate Non-GAAP net income per share in order to reflect the impact of potentially dilutive securities.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income (loss)	$5.1	$(6.7)	$6.8	$4.7	$(2.4)	$8.3	$11.1	$12.8
Purchase amortization	1.0	5.8	7.9	7.6	7.1	6.9	6.6	6.4
Depreciation and other amortization	2.3	2.4	2.8	3.0	3.0	3.1	3.4	3.4
Interest income	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	—	(0.1)
Interest expense	—	1.2	1.8	1.8	1.8	1.8	1.7	1.7
Income tax expense (benefit), net	3.7	5.6	0.4	3.5	(1.8)	5.3	7.0	7.3
EBITDA	$11.9	$8.2	$19.6	$20.5	$7.6	$25.3	$29.8	$31.5
Stock-based compensation expense	2.2	2.7	3.7	3.6	17.3	7.2	7.8	9.3
Acquisition and integration related costs	1.2	9.5	2.3	1.0	0.5	0.1	—	—
Restructuring and related costs	—	—	—	—	0.3	—	0.1	—
Adjusted EBITDA	$15.3	$20.4	$25.6	$25.1	$25.7	$32.6	$37.7	$40.8

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance-Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended March 31, 2014		Ended December 31, 2014
	Low	High	Low	High

Net income	$8,000	$10,100	$48,300	$55,500
Income tax expense, net	4,900	6,200	29,600	34,000
Income before income taxes	12,900	16,300	77,900	89,500
Purchase amortization and other related costs	6,200	6,200	23,400	23,400
Stock-based compensation expense	8,000	7,000	30,000	24,000
Acquisition and integration related costs	—	—	—	—
Restructuring and related costs	1,500	1,000	4,500	3,500
Non-GAAP Income before income taxes	28,600	30,500	135,800	140,400
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(10,868)	(11,590)	(51,604)	(53,352)
Non-GAAP Net Income	$17,732	$18,910	$84,196	$87,048

Net Income per share - diluted	$0.28	$0.35	$1.68	$1.93
Non-GAAP Net Income per share - diluted	$0.62	$0.66	$2.92	$3.02

Weighted average outstanding shares - diluted	28,600	28,600	28,800	28,800

** A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended March 31, 2014		Ended December 31, 2014
	Low	High	Low	High
Net income	$8,000	$10,100	$48,300	$55,500
Purchase amortization and other related costs	6,200	6,200	23,400	23,400
Depreciation and other amortization	3,500	3,500	14,000	14,000
Interest and other expense (income), net	1,600	1,600	6,200	6,200
Income tax expense, net	4,900	6,200	29,600	34,000
Stock-based compensation expense	8,000	7,000	30,000	24,000
Acquisition and integration related costs	—	—	—	—
Restructuring and related costs	1,500	1,000	4,500	3,500
Adjusted EBITDA	$33,700	$35,600	$156,000	$160,600

CoStar Group (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and marketing services. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. Through LoopNet, the Company operates the most heavily trafficked commercial real estate marketplace online with more than 8 million registered members. CoStar operates websites that have over 8 million unique monthly visitors in aggregate. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe with a staff of approximately 2,000 worldwide, including the industry's largest professional research organization. For more information, visit www.costar.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's financial expectations, the company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot be sustained at the current pace, including trends related to sales, earnings, and revenue growth; the risk that revenue synergies from cross-selling will not continue as expected or continue to drive revenue growth and expanding margins as expected or that the LoopNet acquisition is unable to continue to augment the company’s outstanding financial performance; the possibility that LoopNet does not remain the fastest growing part of CoStar; the risk that CoStar is unable to continue to expand margins and grow the top line in the U.K.; the risk that the CoStar business model may not be able to be successfully implemented in other international locations; the risk that CoStar does not achieve strong top-line growth throughout 2014 and into the future; the risk that the company does not achieve its earnings goals when and as stated in this release; the risk that revenues for the first quarter of 2014 and full year 2014 will not be as stated in this press release; the risk that CoStar is unable to replace or exceed the revenues of de-emphasized services; the risk that non-GAAP net income per diluted share for the first quarter of 2014 and full year 2014 will not be as stated in this press release; the risk that CoStar marketing and branding initiatives do not drive continued revenue growth in 2014 and beyond; the risk that the amount and timing of any stock-based compensation incurred and recorded will not be as expected; the risk that the integration of LoopNet will not continue to result in anticipated cost savings or synergies; and the risk that the combination of CoStar and LoopNet does not continue to result in or create the anticipated benefits for CoStar. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2012, and CoStar’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, each filed with the SEC, including in the “Risk Factors” section of those filings, and the company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.